                                                                    EXHIBIT 4(i)

                                                                {Conformed Copy}

________________________________________________________________________________


                                PENNZOIL COMPANY



                                      AND



                   TEXAS COMMERCE BANK NATIONAL ASSOCIATION,



                                   As Trustee





                               _________________





                         SECOND SUPPLEMENTAL INDENTURE





                                 Providing for

           4 3/4% Exchangeable Senior Debentures Due October 1, 2003





                          Dated as of October 12, 1993





             Supplementing Indenture dated as of December 15, 1992





                               _________________


________________________________________________________________________________

        SECOND SUPPLEMENTAL INDENTURE, dated as of October 12, 1993 ("Second Supplemental Indenture") between PENNZOIL COMPANY, a corporation organized and existing under the laws of the State of Delaware (hereinafter called the "Company"), and TEXAS COMMERCE BANK NATIONAL ASSOCIATION, a national banking association, incorporated and existing under the laws of the United States of America, having its principal corporate trust office in the City of Houston, Texas (hereinafter called the "Trustee").

        WHEREAS, the Company has executed and delivered its Indenture dated as of December 15, 1992 (hereinafter called the "Indenture"), to provide for the issue of one or more series of debt securities of the Company; and

        WHEREAS, Section 901 of the Indenture authorizes the Company and the Trustee to enter into supplemental indentures to establish the form or terms of securities of any series as permitted by sections 201 and 301 of the Indenture; and

        WHEREAS, to so provide for the establishment of such a series, the Company has authorized the execution of this Second Supplemental Indenture to the Indenture and has requested the Trustee to execute the Second Supplemental Indenture; and

        WHEREAS, all conditions and requirements necessary to make this Second Supplemental Indenture a valid, binding and legal instrument have been done and performed and the execution and delivery hereof have been in all respects duly authorized, including the delivery to the Trustee of the Opinion of Counsel referenced in Section 903 of the Indenture;

        NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH that the Company and the Trustee hereby covenant, declare and agree as follows:


                                  ARTICLE ONE

        101. Second Series of Debentures

        (a) There shall be a series of Securities (capitalized terms used herein and not otherwise defined have the meanings given to such terms in the Indenture) designated "4 3/4% Exchangeable Senior Debentures Due October 1, 2003" (herein sometimes referred to as "Debentures"), and the form thereof, which shall be established by Board Resolution, shall contain suitable provisions with respect to the matters hereinafter in this Section 101 specified. Debentures shall mature on and bear interest and be limited in aggregate principal amount as to each maturity as set forth below:

          Aggregate                            Interest
          Principal                              Rate
           Amount             Maturity         Per Annum
          ---------           --------         ---------
        $500,000,000       October 1, 2003       4 3/4%

Debentures shall be issued as Registered Securities in denominations of U.S. $1,000 and as Bearer Securities in denominations of U.S. $5,000; interest on Debentures shall be payable semiannually on April 1 and October 1 of each year, commencing April 1, 1994. The Place of Payment with respect to the Debentures maintained in accordance with (i) Section 1002(A) of the Indenture is Texas Commerce Trust Company, 80 Broad Street, 4th Floor, New York, New York 10004, and Texas Commerce Bank National Association, 600 Travis Street, 8th Floor, Houston, Texas 77002; (ii) Section 1002(B) of the Indenture is Chemical Bank London, Chemical Bank House, 180 Strand, London WC2R 1EX, England and (iii)
Section 1002(C) of the Indenture is the Chemical Bank London, Chemical Bank House, 180 Strand, London WC2R 1EX, England.

        (b) The Debentures which are Bearer Securities will initially be issued in the form of a single temporary global Debenture (the "Global Debenture") in bearer form, without interest coupons or conversion rights, in the denomination of U.S. $167,950,000, substantially in the form of Exhibit A hereto. The Global Debenture shall be authenticated by the Trustee upon the same conditions, in substantially the same manner and with the same effect as the definitive Debentures. The Global Debenture shall be delivered to Morgan Guaranty Trust Company of New York, London office, as Common Depositary (as defined in Section 304 of the Indenture) and operator of Euro-clear and CEDEL for credit to the respective accounts of the purchasers (or to such other accounts as such purchasers may have directed) with Euro-clear or CEDEL.

        (c) For purposes of this Second Supplemental Indenture, "Exchange Date" shall mean the last day of the 40-day period following October 12, 1993. The International Managers shall, upon their determination of such date, so advise the Trustee, the Company, Euro-clear and CEDEL in writing forthwith. Without unnecessary delay, but in any event not later than the 10th day prior to the Exchange Date, the Company will execute and deliver to Chemical Bank London definitive Debentures which are Bearer Securities in the aggregate principal amount of U.S. $167,950,000. All Debentures which are Bearer Securities so issued and delivered will have coupons attached. The Global Debenture may be exchanged for an equal aggregate principal amount of definitive Debentures that are Bearer Securities only on or after the Exchange Date and only upon written certification as provided in Section 304 of the Indenture.

        (d) Notwithstanding Section 101 (c) hereof, a Person may at any time exchange the portion of the Global Debenture beneficially owned by it for an equal aggregate principal amount of definitive Debentures that are Registered Securities of authorized denominations (which may be in temporary form if the Company so elects).

Upon any demand for exchange for Debentures that are Registered Securities in accordance with this paragraph, the Company shall cause the Trustee to authenticate and deliver the Debentures that are Registered Securities to the Holder according to the instructions of the Holder and the Common Depositary shall cause the Global Debenture to be endorsed in accordance with paragraph (f) below. Any exchange as provided in this 101(d) shall be made free of charge to the Holders and the beneficial owners of the definitive Debentures issued in exchange, except that a person receiving definitive Debentures must bear the cost of insurance, postage, transportation and the like in the event that such person does not receive such Debentures in person at the offices of Euro-clear or CEDEL.

        (e) The delivery to the Trustee by Euro-clear or CEDEL of any written statement referred to above may be relied upon by the Company and the Trustee as conclusive evidence that a corresponding certification or certifications has or have been delivered to Euro-clear or CEDEL, as the case may be, pursuant to the terms of this Second Supplemental Indenture.

        (f) Upon any such exchange of all or a portion of the Global Debenture for a definitive Debenture or Debentures, the Global Debenture shall be endorsed by or on behalf of the Trustee to reflect the reduction of its principal amount by an amount equal to the aggregate principal amount of such definitive Debenture or Debentures. Until so exchanged in full, the Global Debenture shall in all respects be entitled to the same benefits under this Second Supplemental Indenture as definitive Debentures authenticated and delivered hereunder, except that no beneficial owner of a portion of such Global Debenture shall be entitled to receive payments of interest on such portion of the Global Debenture (although such interest shall continue to accrue on such Holder's behalf) or to convert such portion of the Global Debenture into Exchange Property (as defined in Section 219 hereof) pursuant to Article Two of this Second Supplemental Indenture until such beneficial owner has exchanged its beneficial interest in such portion of the Global Debenture for one or more definitive Debentures.

        102. Exchange or Transfer.

        Upon any exchange or transfer of Debentures, the Company may make a charge therefor sufficient to reimburse it for any tax or taxes or other governmental charge, as provided in Section 305 of the Indenture, but the Company hereby waives any right to make a charge in addition thereto for any exchange or transfer of Debentures.

        103. Redemption.

        (a) The Debentures shall be subject to redemption upon not less than 30 nor more than 60 days' prior notice as provided in Sections 107 and 1104 of the Indenture at any time on or after October 1, 1998, in whole or from time to time in part, at the option of the Company, at the following redemption prices (expressed as a percentage of the principal amount at maturity) if redeemed during the 12-month period beginning October 1 of the following years:


                                           Redemption
          Year                                Price
          ----                             ----------
          1998  .......................     102.375%

          1999  .......................     101.900%

          2000  .......................     101.420%

          2001  .......................     100.950%

          2002  .......................     100.475%


in each case together with accrued interest to the redemption date, provided, however, that installments of interest on Bearer Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable only at an office or agency located outside the United States (except as otherwise provided in Section 1002 of the Indenture) and, only upon presentation and surrender of coupons for such interest; and provided, further, that installments of interest on Registered Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, registered as such at the close of business on the relevant Regular Record Dates according to their terms and the provisions of Section 307 of the Indenture.

        (b) The Debentures may also be redeemed at the option of the Company, in whole but not in part at any time, upon notice as described below, at a redemption price equal to the principal amount thereof, together with accrued and unpaid interest (including Additional Amounts) to the date fixed for redemption (i) if the Company shall determine that as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the United States or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in official position regarding the application, enforcement or interpretation of such laws, regulations or rulings (including a holding by a court of competent jurisdiction), which change, amendment, application, enforcement or interpretation becomes effective on or after October 4, 1993, the Company must pay or would become obligated to pay Additional Amounts in respect of the Debentures in accordance with the terms of
Section 106 hereof on the next succeeding Interest Payment Date, or (ii) any action shall have been taken by a taxing authority (including but not limited to a ruling or announcement of the Internal Revenue Service or other taxing authority, whether or not officially published) or a court of competent jurisdiction in the United States or any political subdivision or taxing authority thereof or therein, including any of those actions specified in (i) above (whether or not, in the case of an action taken by a taxing authority, such action was taken or brought with respect to the Company) or any change, amendment, application, enforcement or interpretation shall be officially proposed, in any case on or after October 4, 1993, as a result of which there is a substantial possibility that the Company will be obligated to pay Additional Amounts and in either case described in clause (i) or (ii), such obligation to pay Additional Amounts cannot be avoided by the use of reasonable measures available to the Company; provided, however, that (i) no notice of redemption may be given earlier than 90 days prior to the earliest date on which the Company would be obligated to pay such Additional Amounts were a payment in respect of the Debentures then due, and (ii) at the time such notice of redemption is given, such obligation to pay such Additional Amounts remains in effect. Prior to the publication of any notice of redemption of the Debentures pursuant to the foregoing, the Company shall deliver to the Trustee an opinion of independent tax counsel stating that the Company is entitled to effect such redemption, together with a certificate setting forth such facts showing that the conditions precedent to the right of the Company so to redeem have occurred.

        (c) If the Company shall determine, based upon an opinion of independent tax counsel, that any payment made outside the United States by the Company or any of its paying agents of the full amount of the next scheduled payment of either principal or interest due in respect of any Debenture that is a Bearer Security or coupon appertaining thereto would, under any present or future laws or regulations of the United States affecting taxation or otherwise, be subject to any certification, information, documentation or other reporting requirement of any kind the effect of which requirement is the disclosure to the Company, any of its paying agents or any governmental authority of the nationality, residence or identity (as distinguished from status as a United States Alien (as defined in Section 219 hereof)) of a beneficial owner of such Debenture that is a Bearer Security or coupon who is a United States Alien (other than such a requirement which (i) would not be applicable to a payment if made (A) directly to the beneficial owner or (B) to a custodian, nominee or other agent of the beneficial owner, (ii) can be satisfied by such a custodian, nominee or other agent certifying to the effect that such beneficial owner is a United States Alien, provided, however, in each case referred to in clause
(i)(B) and (ii), payment by such custodian, nominee or agent to such beneficial owner is not otherwise subject to any such requirements (other than a requirement which is imposed on a custodian, nominee or other agent described in clause (v) of this sentence), (iii) is applicable only to a collection or payment by a custodian, nominee or other agent of the beneficial owner to or on behalf of such beneficial owner, (iv) would not be applicable to such a payment made by any other paying agent of the Company outside the United States, or (v) is applicable to such a payment to or by a custodian, nominee or other agent of the beneficial owner because such custodian, nominee or agent is a United States person (within the meaning of the United States Internal Revenue Code of 1986, as amended (the "Code")), a controlled foreign corporation for United States tax purposes, a foreign person 50% or more of whose gross income for certain periods is effectively connected with a United States trade or business, or otherwise related to the United States), the Company shall redeem the Debentures which are Bearer Securities (but not the Debentures which are Registered Securities), in whole but not in part at any time, at a redemption price equal to the principal amount thereof, together with accrued and unpaid interest and any Additional Amounts with respect thereto, to the date fixed for redemption, less applicable withholding taxes, such redemption to take place on such date (not later than one year after the publication of notice of such determination) as the Company shall determine by notice to the Trustee at least 60 days before the redemption date, unless shorter notice is acceptable to the Trustee. The Company shall make such determination as soon as practicable and give prompt notice thereof to the Trustee and to the Holders in accordance with Section 1104 of the Indenture, stating in that notice the effective date of such certification, information, documentation or reporting requirements and the date on which the redemption shall occur. Notwithstanding the foregoing, the Company shall not so redeem the Debentures if, on the basis of any subsequent event, it is determined, in the manner set forth above, 30 days or more prior to the date fixed for redemption, that no such payment would be subject to any such requirement, in which case the Company shall give prompt notice of such determination in accordance with
Section 107 of the Indenture, and any earlier redemption notice shall then be deemed revoked and of no further effect.

        (d) Notwithstanding the provisions of Section 103(c) hereof, if and so long as each certification, information, documentation or other reporting requirement referred to therein would be fully satisfied by payment of withholding tax, backup withholding tax or similar charge, the Company may elect, prior to publication of the notice of determination referred to in the second sentence of Section 103(c), to have the provisions of this Section 103(d) apply in lieu of the provisions of Section 103(c). In such event, the Company will pay as Additional Amounts (regardless of clause (v) of Section 106 hereof) such amounts as may be necessary so that every net payment made following the effective date of such requirements outside the United States by the Company or any of its paying agents of principal of, premium, if any, and interest on any Debenture that is a Bearer Security or any coupon appertaining thereto to a Holder who is a United States Alien (but without any requirement with regard to the disclosure of the nationality, residence or identity of such Holder), after deduction or withholding for or on account of such withholding tax, backup withholding tax or similar charge (other than a withholding tax, backup withholding tax or similar charge which would not be applicable in the circumstances referred to in the second parenthetical clause of the first sentence of Section 103(c) hereof), will not be less than the amount provided for in such Debenture that is a Bearer Security or such coupon to be then due and payable. In the event the Company elects to pay such Additional Amounts and so long as it is obligated to pay the same, the Company will have the right, at its sole option, at anytime thereafter, to redeem the Debentures which are Bearer Securities (but not the Debentures which are Registered Securities), in whole but not in part at any time, at a redemption price equal to the principal amount thereof, together with accrued and unpaid interest to the date fixed for redemption including any Additional Amounts required to be paid under Section 106 hereof. If the Company elects to pay Additional Amounts pursuant to this
Section 103(d) and the condition specified in the first sentence of this paragraph should no longer be satisfied, then the Company shall promptly redeem the Debentures which are Bearer Securities (but not the Debentures which are Registered Securities) in whole but not in part.

        (e) Notice of intention to redeem the Debentures in whole or in part shall be given in accordance with Section 1104 of the Indenture.

        104. Sinking Fund.

        The Debentures shall not be entitled to the benefits of any sinking fund provisions.

        105. Tax Matters.

        In addition to the conditions set forth in Section 401 of the Indenture, the right of the Company to satisfy the Indenture with respect to the Debentures to the extent set forth in Section 401 of the Indenture shall be subject to the condition that the Company has delivered to the Trustee an Opinion of Counsel (as defined in the Indenture) that the satisfaction and discharge pursuant to
Section 401 of the Indenture will not cause the Holders of the Debentures to recognize income, gain or loss for United States federal income tax purposes.

        In addition to the conditions set forth in Section 403 of the Indenture, the right of the Company to satisfy the Indenture with respect to the Debentures to the extent set forth in Section 403 of the Indenture shall be subject to the conditions that the Company shall have received from, or there shall have been published by, the United States Internal Revenue Service a ruling to the effect that the satisfaction and discharge to the extent set forth in Section 403 of the Indenture will not cause the Holders of the Debentures to recognize income, gain or loss for United States federal income tax purposes.

        106. Additional Amounts.

        The Company will, subject to certain limitations and exceptions hereinafter set forth, pay to a Holder of any Debenture who is a United States Alien as additional interest such Additional Amounts (as defined in the Indenture) as may be necessary so that every net payment by the Company or any of its paying agents of principal of, premium, if any, and interest on the Debentures and any other amounts payable on the Debentures, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon such Holder, or by reason of the making of such payment, upon or as a result of such payment by the United States or any political subdivision or taxing authority thereof or therein, will not be less than the amount provided for in the Debentures to be then due and payable. However, the Company shall not be required to make any payment of Additional Amounts for or on account of any one or more of the following:

               (i) any tax, assessment or other governmental charge which would not have been so imposed but for (a) the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, trust, partnership or corporation) and the United States, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or treated as a resident thereof, or being or having been present therein, or being or having been engaged in a trade or business therein or having or having had a permanent establishment therein or (b) the presentation of a Debenture or any coupon appertaining thereto for payment on a date more than 10 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

               (ii) any estate, inheritance, gift, sales, transfer, wealth, personal property or any similar tax, assessment or other governmental charge;

               (iii) any tax, assessment or other governmental charge which is payable otherwise than by deduction or withholding from payments of principal of or interest on the Debentures;

               (iv) any tax, assessment or other governmental charge imposed by reason of such Holder's past or present status (a) as a personal holding company or a foreign personal holding company with respect to United States federal income taxation, (b) as a corporation which accumulates earnings to avoid United States federal income tax,
        (c) as a controlled foreign corporation for United States tax purposes that is related to the Company through stock ownership, (d) as the owner, actually or constructively, of 10 percent or more of the total combined voting power of all classes of stock of the Company entitled to vote, or (e) as a private foundation or other tax-exempt organization;

               (v) any tax, assessment or other governmental charge imposed by reason of such Holder's failure to comply with any certification, identification or other reporting requirements concerning its nationality, residence, identity or connection with the United States if such compliance is required to establish entitlement to exemption from such tax, assessment or other governmental charge; or

               (vi) any tax, assessment or other governmental charge which would not have been imposed but for the fact that a Debenture constitutes a "United States real property interest," as defined in Section 897(c)(1) of the Code with respect to the beneficial owner of such a Debenture;

nor shall Additional Amounts be paid with respect to any payment of principal of, premium, if any, or interest on a Debenture or any other amount payable with respect to a Debenture to any United States Alien Holder who is a fiduciary or partnership or other than the sole beneficial owner of any such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the Holder of the Debenture.

        107. Issuance of Debentures.

        Upon the delivery of this Second Supplemental Indenture, Debentures in the aggregate principal amount of $500,000,000 shall be issued and be Outstanding as provided in the Indenture.


                                  ARTICLE TWO

        201. Right of Exchange.

        Subject to and upon compliance with the provisions of this Section 201, at the option of the Holder thereof, beginning December 3, 1993, any Debenture which is a Registered Security or any portion of the principal amount thereof which is $1,000 or an integral multiple of $1,000, and any Debenture which is a Bearer Security or any portion of the principal amount thereof which is $5,000 or an integral multiple of $5,000, may (unless the Company shall have elected, pursuant to Section 216 hereof, to pay to the Holder an amount in cash equal to the value of the Exchange Property, in which case the provisions of Section 216 hereof shall be followed), at any time on or before the close of business on October 1, 2003, or in the case of Debentures or portions thereof called for redemption in accordance with Section 1101 of the Indenture, on or before the close of business on the Business Day next preceding the Redemption Date, be exchanged for fully paid and nonassessable shares (calculated as to each exchange to the nearest 1/10,000 of a share) of Chevron Common Stock (as defined in Section 219 hereof) (or such other securities, property or cash as shall be added to such Chevron Common Stock or as such Chevron Common Stock shall have been changed into pursuant to this Article Two) at the Exchange Rate (as defined below) hereinafter provided.

        The rate at which shares of Chevron Common Stock shall be deliverable upon exchange (herein called the "Exchange Rate") shall be initially 8.502 shares of Chevron Common Stock for each $1,000 principal amount of Debentures exchanged. The Exchange Rate shall be subject to adjustment as provided in Sections 204, 205, 211 and 215 hereof.

        202. Method of Exchange.

        In order to exercise the right of exchange, the Holder of any Debenture that is a Registered Security to be exchanged shall surrender such Debenture to the Domestic Exchange Agent (as defined in Section 219 hereof) for exchange by delivering such Debenture to, or mailing such Debenture by registered mail, postage prepaid, addressed to the Domestic Exchange Agent at the office or agency of the Company, maintained for that purpose pursuant to Section 1002 of the Indenture, accompanied in each case by written notice to the Company and the Domestic Exchange Agent that the Holder elects to exchange such Debenture, or, if less than the entire principal amount of such Debenture is to be exchanged, the portion thereof to be exchanged.

        In order to exercise the right of exchange, the Holder of any Debenture that is a Bearer Security to be exchanged shall surrender such Debenture with all unmatured coupons attached to the Foreign Exchange Agent (as defined in Section 219 hereof) for exchange by delivering such Debenture to, or mailing such Debenture by registered mail, postage prepaid, addressed to the Foreign Exchange Agent at the office or agency of the Company, maintained for that purpose pursuant to Section 1002 of the Indenture, accompanied in each case by written notice to the Company and the Foreign Exchange Agent that the Holder elects to exchange such Debenture, or, if less than the entire principal amount of such Debenture is to be exchanged, the portion thereof to be exchanged.

        The notices in the above two paragraphs shall also state the name or names (with address) in which the certificate or certificates for shares of Chevron Common Stock or, to the extent applicable, other Exchange Property which shall be issuable on such exchange shall be issued. Debentures surrendered for exchange shall be accompanied (if so required by the Company or the applicable Exchange Agent) by proper assignments thereof to the Company.

        If the Company does not elect to deliver cash in lieu of Chevron Common Stock or other Exchange Property pursuant to Section 216 hereof, as promptly as practicable after the proper surrender of such Debenture for exchange as aforesaid (subject however to the following paragraph of this Section 202 and Section 216 hereof) and in accordance with the procedures set forth in the Exchange Agents Agreement (as defined in Section 219 hereof), the Company shall or shall cause the applicable Exchange Agent to deliver to such Holder, or on his written order a certificate or certificates for the number of whole shares of Chevron Common Stock and/or any other Exchange Property deliverable upon exchange of such Debenture (or specified portion thereof). In addition, provision shall be made for any fraction of a share as provided in Section 203 hereof. Such exchange shall be deemed to have been effected immediately prior to the close of business on the date on which such Debenture shall have been properly surrendered for exchange as aforesaid, which shall be the date on which such Debenture and notice and any such required payment and assignment shall be received by an Exchange Agent, and at such time the rights of the Holder of such Debenture as a Debentureholder shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Chevron Common Stock or other Exchange Property shall be deliverable upon such exchange shall, as between such Person or Persons and the Company, be deemed to have become the Holder or Holders of record of the shares or other property represented thereby.

        Delivery of such certificate or certificates and of any check for any cash or other Exchange Property may be delayed for a reasonable period of time at the request of the Company in order to effectuate the calculations of the adjustments pursuant to this Article Two, to obtain any certificate representing securities to be delivered, to complete any reapportionment of the shares of Chevron Common Stock or other Exchange Property apportioned thereto which is required by this Article Two or to comply with any applicable law. If, between the date an exchange under this Section 202 is deemed effected and the date of delivery of the applicable security or securities, such security or securities shall cease to have any or certain rights, or a record date or effective date of a transaction to which Section 204, 205 or 211 hereof applies shall occur, the Person entitled to receive such security or securities shall be entitled only to receive such security or securities as so modified and any dividends or proceeds received thereon on or after the date such exchange is deemed effected and none of the Company, the Trustee and the Exchange Agents shall be otherwise liable with respect to the modification of such security or securities, from the date such exchange is deemed effected and the date of such delivery.

        Except as otherwise expressly provided in this Article Two, no payment or adjustment shall be made upon any exchange on account of any interest accrued on the Debentures surrendered for exchange or on account of any dividends on the Chevron Common Stock or other Exchange Property delivered upon such exchange; provided, however that interest accrued on any Debentures surrendered for exchange on or after any Regular Record Date and before any Interest Payment Date relating thereto shall be paid to, as applicable, the Holder of record as of such record date.

        A Holder will not receive any cash payment representing accrued original issue discount for United States federal income tax purposes ("Tax OID") upon any exchange. The delivery of the Exchange Property (or cash in lieu thereof) to a Holder in exchange for a Holder's Debenture will be deemed to satisfy the Company's obligation to pay the principal amount of the Debenture, including the Tax OID attributable to the period from the date of issue to the date of such exchange with respect to such Debenture. Thus, the accrued Tax OID is deemed to be paid rather than cancelled, extinguished or forfeited.

        In the case of any Debenture which is exchanged in part only, upon such exchange the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Debenture or Debentures of authorized denominations in principal amount equal to the unexchanged portion of such Debenture.

        203. Fractional Interests.

        No fractional shares of Chevron Common Stock (or any form of fractional interest in any other security or property which is part of the Exchange Property) shall be delivered upon exchanges of Debentures. If more than one Debenture shall be surrendered for exchange at one time by the same Holder, the number of whole shares (or other integral units of such other securities or property), which shall be delivered upon exchange shall be computed by the Company on the basis of the aggregate principal amount of the Debentures (or specified portions thereof to the extent permitted hereby) so surrendered. Instead of any fractional share (or other fractional unit) which would otherwise be deliverable upon exchange of any Debenture or Debentures (or specified portions thereof), the applicable

Exchange Agent on behalf of the Company shall pay, on the date the exchange is deemed to be effected, a cash adjustment in respect of such fractional interest in an amount equal to the same fraction of the Market Price (as defined in Section 219 hereof) per share of the Chevron Common Stock (or per unit of such other security or property) on the Business Day next preceding the date the exchange is deemed to be effected. The Company shall authorize the applicable Exchange Agent to obtain the funds necessary or anticipated by the such Exchange Agent to be necessary, for payment of such fractional interests by the sale of shares of Chevron Common Stock (or other securities or property which are part of the Exchange Property) held by such Exchange Agent, provided that after such sale the number of shares of Chevron Common Stock (and of such other securities or property) held by such Exchange Agent shall be sufficient to permit the exchange of all Outstanding Debentures for Chevron Common Stock (and any other Exchange Property), on the basis of the Exchange Rate then in effect, in accordance with the provisions of this Article Two. The Company agrees to furnish or cause to be furnished to the applicable Exchange Agent any additional funds required to permit such cash payments with respect to fractional interests.

        204. Adjustment of Exchange Rate.

        (a)     In the event Chevron (as defined in Section 219 hereof) shall
(i) pay a dividend on Chevron Common Stock in shares of Chevron Common Stock,
(ii) subdivide the outstanding shares of Chevron Common Stock into a greater number of shares of Chevron Common Stock, (iii) combine outstanding shares of Chevron Common Stock into a smaller number of shares of Chevron Common Stock, or
(iv) issue, by reclassification of shares of Chevron Common Stock, any shares of its common stock (which in any such case shall apply to the shares of Chevron Common Stock held by the Exchange Agents under the Exchange Agreement), the Exchange Rate in effect immediately prior thereto shall be proportionately adjusted so that the Holder of any Debentures thereafter surrendered for exchange shall be entitled (subject to Sections 215 and 216 hereof) to receive the number and kind of shares of Chevron Common Stock which such Holder would have owned or have been entitled to receive after the happening of any of the events described above, had such Debentures been exchanged immediately prior to the record date (or if there is no record date, the effective date) of such event. Such adjustments shall be made whenever any of the events listed above shall occur and shall become effective as of immediately after the close of business on the record date in the case of a stock dividend and shall become effective as of immediately after the close of business on the effective date in the case of a subdivision or combination or reclassification. Any Holder surrendering any Debentures for exchange after such record date or such effective date, as the case may be, shall be entitled to receive shares of Chevron Common Stock at the Exchange Rate as so adjusted pursuant to this
Section 204(a) (subject to Sections 215 and 216 hereof) and any other Exchange Property apportioned thereto.

        (b) Notwithstanding the foregoing provisions, no adjustment in the Exchange Rate shall be required unless such adjustment would require an increase or decrease in such Exchange Rate of more than 1%, provided, however, that any adjustments which by reason of this paragraph (b) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

        (c) All calculations under this Section 204 shall be made to the nearest 1/10,000 of a share.

        (d) Whenever the Exchange Rate is adjusted as herein provided, the Company shall determine the adjusted Exchange Rate in accordance with this
Section 204 and shall prepare an Officer's Certificate setting forth such adjusted Exchange Rate and any cash or other property apportioned to the Chevron Common Stock and showing in detail the facts upon which such adjustment is based. Such certificate shall be conclusive evidence of the correctness of such adjustment. Such certificate shall forthwith be filed with each Exchange Agent and the Trustee, who may rely on such Officer's Certificate as conclusive evidence of the correctness of the adjustment. A notice stating that the Exchange Rate has been adjusted and setting forth the adjusted Exchange Rate and any cash or other property apportioned to the Chevron Common Stock shall as soon as practicable be mailed by or on behalf of the Company to the Holders of Debentures that are Registered Securities at their last addresses as they shall appear upon the Security Register and shall be published by the Company for Holders of Debentures that are Bearer Securities in an Authorized Newspaper in the city of New York and London or other capital city in Western Europe on a Business Day at least twice within a 10-day period after such delivery of the above Officer's Certificate to the Exchange Agent and the Trustee.

        205. Exchange Agent Agreement

        (a) Simultaneously with the execution and delivery of this Indenture Supplement, the Company is entering into the Exchange Agreement with Texas Commerce Bank National Association, as Domestic Exchange Agent, and the London office of Chemical Bank, as Foreign Exchange Agent, pursuant to which the Company is depositing with the Domestic Exchange Agent 2,823,089 shares of Chevron Common Stock, and with the Foreign Exchange Agent or its agent 1,427,911 shares of Chevron Common Stock, which in the aggregate shall initially constitute the Exchange Property. The Domestic Exchange Agent shall be the exchange agent for the exchange of Registered Debentures for Chevron Common Stock and other Exchange Property, if any, hereunder. The Foreign Exchange Agent shall be the exchange agent for the exchange of Bearer Debentures for Chevron Common Stock and other Exchange Property, if any, hereunder. The Company shall deposit with the applicable Exchange Agent from time to time such additional number of shares of Chevron Common Stock not already held by such Exchange Agent as the Holders of all Outstanding Debentures shall from time to time be entitled to receive from such Exchange Agent pursuant to this Article Two upon exchange thereof.

        (b) All cash received by each Exchange Agent as herein provided will be invested upon written request of the Company by such Exchange Agent from time to time as so requested by the Company pursuant to the Exchange Agent
Agreement. The

Company shall be entitled to all cash dividends paid on the Exchange Property held by each Exchange Agent except to the extent that such dividends are paid pursuant to a plan of liquidation or partial liquidation or a recapitalization or restructuring or other extraordinary cash dividends, and to all interest payments on any debt securities included in the Exchange Property which Holders of Debentures may be entitled to receive on exchange hereunder; provided, that if an Exchange Agent shall receive any such cash dividends or interest to which the Company is entitled pursuant hereto, such Exchange Agent shall not be required to transfer to the Company any such dividends or interest to which the Company is entitled pursuant hereto until receipt of an Officers' Certificate to the effect that the Company is entitled to such dividends or interest pursuant hereto. The Company shall also be entitled to any interest or gain on investments made by each Exchange Agent pursuant to Section 11 of the Exchange Agreement, which shall be paid to the Company on demand as provided in the
Exchange Agreement.    Any loss on such investments shall be for the account of
the Company and the amount thereof shall be reimbursed to the applicable Exchange Agent by the Company. Each Exchange Agent shall hold and apply as hereinafter provided all other dividends paid on the Exchange Property held by such Exchange Agent under the Exchange Agreement.

        (c) In case there shall be, at any time while any Debentures are Outstanding, any distribution of cash, securities or other property on Exchange Property (other than (i) cash dividends to which the Company is entitled and interest paid on debt securities, as specified in paragraph (b) of this Section 205, (ii) dividends, subdivisions, combinations and reclassifications for which an adjustment in the Exchange Rate is made pursuant to Section 204 hereof and
(iii) securities or other property received in a transaction to which Section 211 hereof applies) or in case there shall be granted with respect to any Exchange Property, any transferable subscription rights, options, warrants or other similar transferable rights, the Company shall, as soon as reasonably practicable after its receipt thereof, notify each Exchange Agent of such receipt and promptly, and in any event within five business days of the receipt thereof, deposit with the appropriate Exchange Agent all such securities and other property, including any transferable rights, pursuant to the Exchange Agreement, and concurrently with such deposit, shall (except as provided in the succeeding paragraph) instruct the applicable Exchange Agent to sell all securities and other property so received by way of distribution and all rights for cash so distributed in such manner as the Company shall instruct in writing and shall apply the proceeds from the sale thereof as hereinafter provided. To the extent that the Company shall, within 10 days of its notification to the Exchange Agents of the Company's receipt of such cash, securities or other property, including any transferrable rights, furnish an Exchange Agent with an Opinion of Counsel to the effect that such distribution or grant or the sale of the securities or other property received on such distribution or the rights received by such grant is taxable to the Company or such Exchange Agent and an Officers' Certificate as to the amount of federal, state and local tax payable by the Company and such Exchange Agent as a result of such distribution or grant and estimated to be payable as a result of such sale (computed by the Company at the highest marginal tax rates applicable to such transaction or transactions), such Exchange Agent shall pay to, or to the order of the Company, in the case of taxes payable by the Company, or itself, in the case of taxes payable by it, from the cash received in such distribution, if any, or cash apportioned to Chevron Common Stock hereunder or from the net cash proceeds received from such sale, the amount of such tax as so computed by the Company. In the case of taxes estimated to be payable as a result of such sale, the Company shall deliver an Officers' Certificate within 10 days after completion of such sale stating the actual taxes payable as so computed and appropriate adjustment of such payments shall thereupon be made. The remaining portion of such cash received, if any, and net cash proceeds shall be apportioned equally among the Exchange Property for which outstanding Debentures are exchangeable as of immediately after the close of business on the record date for the distribution or grant to which this paragraph (c) applies, or, if there is no such record date, the effective date of such distribution or grant. Any Holder surrendering any Debentures after such record date, or such effective date, as the case may be, shall be entitled to receive, in addition to the Exchange Property for which such Debentures are exchangeable and any cash theretofore apportioned hereunder, the amount of cash so apportioned to such shares of Chevron Common Stock.

        Notwithstanding the foregoing, however, in the event of any such distribution of securities or other property, including transferable rights, which is convertible, without payment of consideration, into Exchange Property, and which right of conversion does not expire before the retirement of such securities or other property, the Company shall, after any sale required for payment of any taxes owed by the Company, or the applicable Exchange Agent, as provided in the preceding paragraph, instruct such Exchange Agent to retain and hold all such securities and other property as additional Exchange Property for apportionment equally among other Exchange Property for which Debentures are exchangeable as of immediately after the close of business on the record date for the distribution or grant to which this Section 205 applies, or, if there is no such record date, the effective date of such distribution or grant; provided, however, that if the amount of cash deliverable to the holders of such securities or other property, including transferable rights, for each unit of such securities or other property upon the retirement thereof is less than the average of the high and low reported public sales prices for each such unit for the seven Business Days preceding the date 15 Business Days prior to the date of their retirement, such Exchange Agent shall sell all such securities and other property prior to the third Business Day prior to the date of their retirement and, after the payment, from the net proceeds received from such sale by such Exchange Agent, of any taxes incurred by such Exchange Agent or the Company in connection with such sale, the remaining cash proceeds of such sale shall be apportioned equally among the Exchange Property for which Outstanding Debentures are exchangeable as of the Business Day following the day such sale is concluded.

        In the event that a distribution or grant of cash, securities or other property on Exchange Property shall be effected as contemplated by the two immediately preceding paragraphs, a notice stating that such distribution or grant has occurred and setting forth the additional cash, securities or other property on the Exchange Property shall as soon as practicable be mailed by or on behalf of the Company to the Holders of Debentures that are Registered Securities at their last addresses as they appear upon the Security Register and shall be published by the Company for Holders of Debentures that are Bearer Securities in an Authorized Newspaper in the cities of New York and London or other capital city in Western Europe on a Business Day at least twice within a 10-day period after such distribution or grant occurs.

        In case there shall be, at any time while any Debentures are outstanding, any distribution or grant to holders of Chevron Common Stock (or other Exchange Property), including the Company (with respect to any Exchange Property held by an Exchange Agent), of any nontransferable subscription rights, options, warrants or other similar nontransferable rights that shall, by the terms of such rights, permit the Company to distribute such rights to the Holders of Debentures, then the Company and the Domestic Exchange Agent shall cause such rights to be distributed to the Holders of record of Debentures that are Registered Securities shown on the Security Register as of immediately after the close of business on the record date (and if there is no record date, the close of business on the effective date) for such distribution or grant, and the Company shall make available to Holders of Debentures that are Bearer Securities a notice published by the Company in an Authorized Newspaper in the city of New York and London or other capital city in Western Europe, at least twice within a 10-day period after such distribution or grant, which notice shall state that such rights will be delivered to such Holder upon such Holder furnishing of proof satisfactory to the Company that such Holder is a Holder of Bearer Securities, such notification to occur as soon as practicable after the close of business on the record date (or if there is no record date, the close of business on the effective date) for the distribution or grant; provided, however, that if the Company shall furnish such Exchange Agent with an Opinion of Counsel to the effect that such distribution or grant, or such distribution by the Company or such Exchange Agent to Holders of Debentures, is taxable to the Company or such Exchange Agent and an Officer's Certificate as to the amount of federal, state and local tax payable by the Company and such Exchange Agent as a result of such distribution or grant, such Exchange Agent shall to the extent legally permissible sell for cash in such manner as the Company shall instruct in writing such of the rights as shall be sufficient to provide to the Company and such Exchange Agent a cash payment equal to the amount of taxes payable by the Company and such Exchange Agent, respectively, arising from such distribution or grant (as computed by the Company at the highest marginal tax rates applicable to such transaction or transactions and any sale of such rights or, if such sale is not permissible or the proceeds thereof are not sufficient, such Exchange Agent shall cause an amount of cash held for exchange by such Exchange Agent (if any) and, if such cash is not sufficient for the applicable tax payments, an amount of Exchange Property, to be segregated for the benefit of or delivered to the Company. The remaining Exchange Property held by such Exchange Agent shall be proportionately adjusted so as to be apportioned equally to the Debentures outstanding as of immediately after the close of business on the record date for the distribution or grant to which this paragraph applies, or, if there is no such record date, immediately after the close of business on the effective date of such distribution or grant. Any Holder surrendering any Debentures after such record date, or such effective date, as the case may be, shall be entitled to receive any Exchange Property apportioned thereto as so adjusted pursuant to this paragraph.

        (d) In the event of any reduction of the principal amount of Debentures Outstanding (other than as a result of surrender for exchange for Exchange Property pursuant to this Article Two), as evidenced by the delivery to the Trustee by the Company of Debentures for cancellation, the Company shall be entitled to the kind and amount of Exchange Property as shall at the time be in excess of the kind and amount of Exchange Property which would be required for the exchange of all Debentures then Outstanding for the Exchange Property on the basis of the then applicable Exchange Rate and the other terms and provisions of this Article Two and the Exchange Agents Agreement. Upon expiration of the right to surrender Debentures for exchange pursuant to this Article Two and the Exchange Agent Agreement and when all other obligations of the Company shall have been satisfied under this Article Two and the Exchange Agents Agreement, the Company's obligation to exchange Debentures for Exchange Property shall be terminated.

        (e) No Exchange Agent shall make any distribution of Exchange Property to the Company prior to the receipt by such Exchange Agent from the Company of an Officers' Certificate to the effect that no Event of Default exists hereunder and no event or condition which with notice or lapse of time or both would become such an Event of Default and which states in detail the basis asserted by the Company for such distribution.

        (f) The Company shall be entitled to any net income or gain resulting from investments of cash made by such Exchange Agent pursuant to the Exchange Agreement and shall reimburse such Exchange Agent for any losses realized in respect of such investments.

        (g) The Company shall have the full and unqualified right and power to exercise any rights to vote, or to give consents or take any other action in respect of, the Chevron Common Stock or any other securities included in the Exchange Property at any time held by such Exchange Agent and the Exchange Agents shall have no duty to exercise any such rights. The Company shall not be liable to any Holder as a result of any vote, or failure to vote, consent or failure to consent, or any other act or failure to act taken by the Company in respect of the Chevron Common Stock or any other securities included in the Exchange Property.

        (h) The obligations, covenants and agreements contained in the Exchange Agents Agreement shall not constitute obligations, covenants or agreements contained in the Indenture, this Second Supplemental Indenture or any of the Debentures and neither the failure by the Company to observe any obligation, covenant or agreement contained in the Exchange Agent Agreement (unless such obligation, covenant or agreement shall also be contained in this Second Supplemental Indenture) nor the failure of the Exchange Agents to fulfill any obligations, agreements or covenants set forth therein shall constitute (with or without the giving of notice, the passage of time or both) an Event of Default; provided, however, that nothing in this paragraph shall impair the right of a Holder to receive the Exchange Property apportioned to such Holder's Debentures in exchange for such Debentures in accordance with the terms and conditions of this Article Two, and nothing in this paragraph shall impair the rights and remedies of the Trustee and the Holders under Article Five of the Indenture with respect to a failure by the Company to observe its express agreements and covenants to cause the exchange of Debentures actually surrendered for exchange pursuant to this Article Two for Exchange Property apportioned thereto in accordance with the terms and conditions of this Article Two.

        206. Company to Give Notice of Certain Events.

        If at any time:

        (a) Chevron shall declare a dividend (or any other distribution) on the Chevron Common Stock which the Exchange Agents would be required to apply for the benefit of the Holders of the Debentures in accordance with Section 205 hereof; or

        (b) Chevron shall authorize the granting of subscription rights, options, warrants or other similar rights to holders of Chevron Common Stock; or

        (c) there shall occur any reclassification of Chevron Common Stock (other than a subdivision or combination of outstanding shares of Chevron Common Stock) or any consolidation or merger to which Chevron is a party and for which approval of any stockholders of Chevron is required, or the sale or transfer of all or substantially all of the assets of Chevron; or

        (d) there shall occur the voluntary or involuntary dissolution, liquidation or winding up of Chevron;

then the Company shall as promptly as practicable cause to be filed at each office or agency maintained pursuant to Section 1002 of the Indenture, cause to be mailed to the Holders of Registered Debentures at their last addresses as they shall appear upon the Securities Register, and shall publish for Holders of Bearer Securities in an Authorized Newspaper in the city of New York and London or other capital city in Western Europe at least twice within a 10-day period after such event, a notice stating (x) the date, if known by the Company, on which a record is to be taken for the purpose of such dividend, distribution or grant of rights, or, if a record is not to be taken, the date as of which the holders of Chevron Common Stock of record to be entitled to such dividend or distribution or grant of rights are to be determined, or (y) the date, if known by the Company, on which such reclassification, merger, consolidation, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Chevron Common Stock of record shall be entitled to exchange their shares of Chevron Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

        207. Covenants by the Company.

        So long as any Debentures shall be Outstanding and exchangeable for Chevron Common Stock or other Exchange Property pursuant to this Article Two, the Company shall (i) preserve unimpaired the right of each Holder of Debentures, upon exchange thereof, to receive shares of Chevron Common Stock or other Exchange Property as such Holder shall from time to time be entitled to receive in accordance with the provisions of this Article Two, and (ii) not pledge, mortgage, hypothecate or grant a security interest in, or permit any mortgage, pledge, security interest or other lien upon, the Exchange Property.

        208. Transfer Taxes.

        The Company will pay any and all taxes that may be payable in respect of the transfer and delivery of shares of Chevron Common Stock (or other securities included in the Exchange Property) pursuant hereto, other than income, capital gains and similar taxes imposed on any Holder by reason of exchange of Debentures for Exchange Property; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the delivery, upon an exchange of Debentures, of shares of Chevron Common Stock (or other securities included in the Exchange Property) in a name other than that in which the Debentures so exchanged were registered, and no such transfer shall be made unless and until the Person requesting such transfer has paid to the Company or the applicable Exchange Agent the amount of any such tax, or has established to the satisfaction of the Company and such Exchange Agent that such tax has been paid.

        209. Fully Paid Shares.

        The Company warrants and covenants that all shares of Chevron Common Stock delivered upon the exchange of Debentures will be fully paid and nonassessable and that each Holder of Debentures who receives shares of Chevron Common Stock or other Exchange Property in exchange for his Debentures pursuant to this Article Two will receive valid and marketable title to such Exchange Property, free and clear of all claims, liens and encumbrances (other than those that may be created or suffered to exist by such Holder). Except as provided in
Section 208 hereof, the Company will pay all taxes, liens and charges with respect to the delivery of Exchange Property in exchange for Debentures hereunder.

        210. Cancellation of Debentures.

        All Debentures delivered for exchange shall be delivered by the applicable Exchange Agent to the Trustee and be cancelled by the Trustee, and the Trustee shall dispose of the same as provided in Section 309 of the Indenture.

        211. Merger of Chevron.

        In case of any consolidation or merger of Chevron with or into any other Person that results in shares of Chevron Common Stock, as constituted prior to the consummation of such transaction, being converted into other securities and/or property (including cash), or in case of any sale or transfer of all or substantially all of the assets of Chevron (if in connection with such sale or transfer holders of Chevron Common Stock receive other securities and/or property including cash, in exchange for their shares of Chevron Common Stock), or of any voluntary or involuntary dissolution, liquidation or winding-up of Chevron, the Company shall execute and deliver to the Trustee a supplemental indenture, and to each Exchange Agent a supplement to the Exchange Agent Agreement, each providing that the Holder of each Debenture then Outstanding shall have the right thereafter (subject to Sections 215 and 216 hereof) to exchange such Debenture (i) for the kind and amount of securities and other property receivable upon such consolidation, merger, sale, transfer, dissolution, liquidation or winding-up by a holder of the number of shares of Chevron Common Stock for which such Debenture was exchangeable immediately prior to such consolidation, merger, sale, transfer, dissolution, liquidation or winding up and (ii) the kind and amount of securities (other than Chevron Common Stock) and other Exchange Property for which such Debenture was exchangeable immediately prior to such consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Such supplemental indenture shall provide for adjustments and rights to receive and retain dividends or their equivalents, which shall be as nearly equivalent as may be practicable to the adjustments and rights to receive and retain dividends or their equivalents provided for in this Article Two. The above provisions of this Section 211 shall similarly apply to any successive consolidation, merger, sale, transfers, dissolution, liquidation or winding-up.

        Notice of such supplemental indenture shall as soon as practicable be filed with each Exchange Agent and mailed by or on behalf of the Company to the Holders of Registered Debentures at their last addresses as they shall appear on the Securities Register and published by the Company for Holders of Bearer Securities in an Authorized Newspaper in the city of New York and London or other capital city in Western Europe at least twice within a 10-day period after such supplemental indenture is executed.

        The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any such supplemental indenture relating either to the kind or amount of shares of stock or securities or property or cash receivable by the Debentureholders upon the exchange of their Debentures as herein provided after any such consolidation, merger, sale, transfer, dissolution, liquidation or winding up or to any adjustment to be made with respect thereto.

        212. Certain Tender or Exchange Offers for Exchange Property.

        In the event of a tender offer or exchange offer for any class of securities included within the Exchange Property (i) if the Company owns shares of such class which are not subject to the Exchange Agreement, the Company will cause each Exchange Agent to tender such shares of such class in the same proportion that the Company tenders its securities in such class which are not subject to the Exchange Agreement, and (ii) if the Company does not own securities of a class which are subject to the Exchange Agreement, the Company may, at its option and in its sole discretion, elect to cause either or both Exchange Agents to tender all or any portion or none of such class of security included within the Exchange Property held by such Exchange Agent or Exchange Agents. The proceeds of the sale of any such Exchange Property pursuant to any such tender or exchange offer will be held by each Exchange Agent for the benefit of Holders as provided in this Second Supplemental Indenture.

        213. Obligations of Trustee and Exchange Agents.

        Subject to the provisions of Section 601 of the Indenture, neither the Trustee nor either Exchange Agent shall at any time be under any duty or responsibility to any Holder of Debentures to determine whether any facts exist which may require any adjustment of the Exchange Rate, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. Neither the Trustee nor the Exchange Agents shall be accountable with respect to the validity or value (or the kind or amount) of any Exchange Property which may at any time be issued or delivered upon the exchange of any Debenture or the market conditions existing at the time of sale of any Exchange Property; and neither the Trustee nor the Exchange Agents make any representation with respect thereto. Neither the Trustee nor the Exchange Agents shall be responsible for any failure of the Company to transfer or deliver any Exchange Property or certificates or other evidence thereof to an Exchange Agent as provided herein, or subject to the provisions of Section 601 of the Indenture and the obligations assumed under the Exchange Agreement, to comply with any of the covenants of the Company contained in this Article Two.

        214. Exchange Arrangements in Case of Redemption.

        In connection with any redemption of Debentures, the Company may arrange for the purchase and exchange of Exchange Property of all or any part of such Debentures by an arrangement with one or more investment bankers or other purchasers to purchase such Debentures by paying to the Holders thereof, or to the Trustee in trust for such Holders, on or before the close of business on the Business Day next preceding the Redemption Date, an amount not less than the applicable Redemption Price of the Debentures to be purchased, plus interest accrued to the Redemption Date. Notwithstanding anything to the contrary contained in Article Eleven of the Indenture, the obligation of the Company to pay the Redemption Price of such Debentures, plus interest accrued to the Redemption Date, shall be satisfied and discharged to the extent such amount is so paid by such purchasers. Any Debentures to be purchased pursuant to such agreement which are not presented for redemption or not duly surrendered for exchange by the Holders thereof shall be deemed acquired by such purchasers from the Holders and surrendered by such purchasers for exchange, all as of immediately prior to the close of business on the Business Day next preceding the Redemption Date, subject to payment of the above amount as aforesaid. Notwithstanding anything to the contrary contained in this Article Two, in the event that any Debentures subject to such agreement are surrendered for exchange (other than by the purchasers) by the close of business on the Business Day next preceding the Redemption Date, the amounts so paid to the Trustee in trust for the Holders of the Debentures so surrendered for exchange shall be returned to such purchasers.

        215. Tax Adjustments in Exchange Rate.

        If an event shall occur which causes the Exchange Rate to be subject to adjustment pursuant to Section 204 hereof, or a merger, consolidation or sale or transfer of assets or of any voluntary or involuntary dissolution, liquidation or winding up of Chevron shall occur requiring a supplemental indenture under
Section 211 hereof, and if, within ten days after the effective date of such transaction, the Company shall furnish an Exchange Agent with an Opinion of Counsel to the effect that such transaction is taxable to the Company or such Exchange Agent and an Officers' Certificate as to the amount of federal, state and local tax payable by the Company or such Exchange Agent as a result of such transaction (computed by the Company at the marginal tax rate applicable to such transaction), such Exchange Agent shall pay to, or to the order of, the Company, in the case of taxes payable by the Company, or itself, in the case of taxes payable by it, the cash held by it and apportioned or to be apportioned to the Exchange Property for which Outstanding Debentures are exchangeable, up to the amount of such taxes. In the event that the cash held by such Exchange Agent and so apportioned or to be apportioned is insufficient to pay to the Company or such Exchange Agent the amount of such taxes, such Exchange Agent shall, as soon as reasonably practicable and to the extent legally permissible, sell in accordance with written instructions received by the Company, or if no such instructions are received, as determined by such Exchange Agent, such Exchange Property (including any securities or other property included therein) as may be necessary to pay, from the proceeds thereof after payment of any taxes by the Company or such Exchange Agent on such sale, the amount of any such insufficiency. Such Exchange Agent shall notify the Company and the Trustee of any such sale and the Exchange Property sold. Following payment of all necessary amounts to the Company or such Exchange Agent, such Exchange Property held by the Exchange Agent and any cash apportioned thereto shall be proportionately adjusted so as to be apportioned equally to the Debentures Outstanding as of immediately after the close of business on the record date or the effective date for the transaction to which this Section 215 applies (as shall be specified in Section 204 or 211 hereof, whichever is applicable). Any Holder surrendering any Debentures after such record date, or such effective date, as the case may be, shall be entitled to receive the Exchange Property and any cash apportioned thereto as so adjusted pursuant to this paragraph. If this Section 215 shall apply to a transaction and the sale by the Company of the consideration receivable therein shall not be legally permissible and the amount of cash apportioned to the Exchange Property shall not be sufficient to pay all taxes payable by the Company or an Exchange Agent which arise from such transaction, the Company may direct such Exchange Agent to segregate for the benefit of the Company or such Exchange Agent (as the case may be) or deliver to the Company or such Exchange Agent (as the case may be) an amount of Exchange Property theretofore held by such Exchange Agent for exchange of Debentures having a Market Value equal to the unsatisfied portion of the tax payable by the Company or such Exchange Agent (as the case may be) with respect to such transaction including any tax payable upon the delivery or sale thereof in order to satisfy the aforementioned tax, and such Exchange Property shall thereafter be solely for the account of the Company or such Exchange Agent (as the case may be) and Holders of Debentures shall have no rights thereto.

        In the event that an Opinion of Counsel given pursuant to this Second Supplemental Indenture concludes that whether taxes are payable by the Company or an Exchange Agent is uncertain under the then state of the law or facts or both, the Company shall have the option of requesting such Exchange Agent to segregate the amount of funds that would be payable (or securities or other property in lieu thereof), if such taxes were deemed payable, together with the amount estimated in good faith to be the reasonable costs and expenses (including attorneys' fees) of obtaining a determination as set forth below.
The Holders shall have no rights to such funds or securities or other property, which shall be held by such Exchange Agent for the Company (or itself, as the case may be), the Exchange Property and any cash apportioned thereto deliverable upon exchange of Debentures pursuant to this Article Two shall be reapportioned as though such segregated amounts had been paid to the Company or such Exchange Agent for such taxes, and any Holder surrendering any Debenture after the record or effective date of the applicable transaction giving rise to an adjustment pursuant to this Section 215 shall be entitled to receive only such Exchange Property and any cash apportioned thereto upon exchange of Debentures pursuant to this Article Two as so reapportioned. The Company shall thereupon in good faith seek an appropriate determination from the appropriate agencies and, if judged necessary by the Company in good faith, from appropriate courts, as to whether taxes are so payable. If an appropriate determination is made that such taxes are so payable, then such Exchange Agent shall immediately pay the funds or deliver the securities or other property so segregated to the Company (or, if taxes are payable by such Exchange Agent, retain such funds or securities or other property for itself), and if an appropriate determination is made that such taxes are not payable or an amount of tax is payable which is less than the amount of funds or property so segregated, then such Exchange Agent, after paying to the Company (or itself, as the case may be) out of such funds or securities or other property the reasonable expenses and costs (including attorneys' fees) of obtaining such determination (and any taxes so payable), shall apportion such remaining funds or securities or other property which had been so segregated among the

Exchange Property and cash apportioned thereto as of immediately after the close of business on the record date or the effective date of such transaction giving rise to an adjustment pursuant to Section 204 or 211 hereof, whichever is applicable. If any Debenture has been exchanged on or after such record date or such effective date, as the case may be, and before a determination is made that no taxes are payable or an amount of tax is payable which is less than the amount of funds or securities or other property so segregated, the Company to the extent not previously delivered, shall deliver such Exchange Property and any cash apportioned thereto as reapportioned following such determination, to the person to which and in the manner in which the other proceeds of the exchange of such Debenture were delivered.

        216. Cash Equivalent.

        Notwithstanding any other provisions in this Article Two, in lieu of delivering certificates representing shares of Chevron Common Stock or other Exchange Property in exchange for Debentures surrendered in accordance with
Section 202 hereof, the Company may, at the Company's option, pay to the Holder surrendering such Debentures an amount in cash equal to the value of the Exchange Property for which such Debentures are exchangeable (based on the Market Price on the date of receipt by the Company of the notice of exchange delivered by such Holder pursuant to Section 202 hereof). Prior to so directing an Exchange Agent to make any such cash payment, the Company shall deposit with such Exchange Agent the cash so payable.

          217. Repurchase Rights.

          In the event that the Company obtains or otherwise releases any Chevron Common Stock or other Exchange Property in any manner otherwise than as contemplated by Section 218 hereof, each Holder will have the right ("Repurchase Right"), at such Holder's option, to require the Company to repurchase all of such Holder's Debentures, or a portion thereof which is $1,000 or any integral multiple thereof, in the manner and at the price described below.

          Promptly (and in any event within 10 days) after the Company has obtained or released any Chevron Common Stock or any other Exchange Property in any manner otherwise than as contemplated by Section 218 hereof, the Domestic Exchange Agent will mail to all Holders of record of the Registered Debentures a notice thereof and the Repurchase Right arising as a result thereof (a "Repurchase Notice") and the Foreign Exchange Agent will cause a copy of the Repurchase Notice to be published in an Authorized Newspaper in the city of New York and London or other capital city in Western Europe at least twice within a 10-day period after the mailing of such Repurchase Notice by the Domestic Exchange Agent. To exercise the Repurchase Right, a Holder of Debentures that are Registered Securities must deliver on or before the fifteenth day after the date of the Repurchase Notice irrevocable written notice to the Domestic Exchange Agent of the Holder's exercise of such right, together with the Registered Debentures with respect to which the right is being exercised, duly endorsed for transfer. To exercise a Repurchase Right, a Holder of Debentures that are Bearer Securities must deliver on or before the fifteenth day after the date of the exercise of such right irrevocable written notice to the Foreign Exchange Agent of the Holder's exercise of such right, together with the Debentures with respect to which the right is being exercised.

          On the date ("Repurchase Date") that is 30 days after the date of the Repurchase Notice, the Company will be required to repurchase all Debentures in respect of which the Repurchase Right has been exercised at the following price: (i) if the date on which Pennzoil's obtaining or release of Exchange Property in a manner not contemplated by Section 218 hereof first occurs (the "Triggering Date") is before October 1, 1998, the product of (a) 120% and (b) the greater of the principal amount of such Debentures (plus accrued and unpaid interest, if any, to the Repurchase Date) and the Market Price of the Exchange Property deliverable in exchange for such Debentures on the Triggering Date (or if such date is not a Business Day, on the next succeeding Business Day); and
(ii) if the Triggering Date occurs on or after October 1, 1998, the greater of
(a) the redemption price specified in Section 103 hereof on the Triggering Date and (b) the Market Price of the Exchange Property deliverable in exchange for such Debentures on the Triggering Date (or if such date is not a Business Day, on the next succeeding Business Day).

          The obligation of the Company to deliver Exchange Property (or cash in lieu thereof) in exchange for Debentures shall survive and continue to apply in full force and effect following and notwithstanding the occurrence of any event triggering a Repurchase Right. Failure by the Company to exchange Debentures in accordance with this Second Supplemental Indenture or to repurchase Debentures upon valid exercise of a Repurchase Right will constitute an Event of Default with respect to the Debentures pursuant to Section 501(7) of the Indenture, and Holders of Debentures will have the remedies provided for in the Indenture, including acceleration of the indebtedness evidenced by the Debentures, in the event of any such failure.

          If an offer is made to repurchase Debentures in connection with a Repurchase Right, the Company will comply with all tender offer rules, including but not limited to Sections 13(e) and 14(e) under the Exchange Act and Rules 13e-1 and 14e-1 thereunder, to the extent applicable to such offer.

          218. Withdrawals of Exchange Property. The Company shall be entitled, out of the Exchange Property held by an Exchange Agent, to such kind and quantity of Exchange Property and such amount of any cash (the investments contemplated by Section 205 hereof being deemed for these purposes to be cash and to be valued at their outstanding principal balance) and other Exchange Property as shall be in excess of the quantity of Exchange Property held by such Exchange Agent that would be deliverable by such Exchange Agent upon the exchange of all Debentures then outstanding, and such excess shall be held by such Exchange Agent for the account of the Company and, upon delivery of the Officers' Certificate provided for in the following sentence, released to the

Company upon demand. Upon demand of any withdrawal of Exchange Property from an Exchange Agent, the Company shall deliver to the Trustee an Officers' Certificate (and a copy thereof to the applicable Exchange Agent) which shall state (i) the principal amount of Debentures then outstanding and the kind and amount of Exchange Property required for delivery to the Holders thereof upon exchange, (ii) that the withdrawal of the kind and amount of Exchange Property referred to in such demand is permitted by the provisions of this Second Supplemental Indenture and (iii) that the Exchange Property so to be withdrawn would not be deliverable upon exchange of all Debentures then outstanding. In delivering such certificate, the Company may rely on information furnished to it by such Exchange Agent as to the kind and amount of Exchange Property held by it and the kind and amount thereof previously delivered to Holders of Debentures.

          219. Certain Definitions. All terms used but not defined in this Second Supplemental Indenture that are defined in the Indenture shall have the meanings specified in the Indenture unless the context otherwise requires. As used in this Second Supplemental Indenture, the following terms shall have the following meanings:

          "Chevron" means Chevron Corporation, a Delaware corporation.

          "Chevron Common Stock" means the common stock of Chevron of the class authorized and designated as common stock, par value $3.00 per share, as such common stock may be changed or reclassified from time to time.

          "Domestic Exchange Agent" means Texas Commerce Bank National Association, Domestic Exchange Agent under the Exchange Agent Agreement, until a successor Domestic Exchange Agent shall have become such pursuant to the provisions of Section 16 of the Exchange Agents Agreement, and thereafter "Domestic Exchange Agent" shall mean such successor Domestic Exchange Agent thereunder and from time to time any subsequent successor pursuant to such provisions.

          "Exchange Agent" shall mean either the Domestic Exchange Agent or Foreign Exchange Agent, as the context requires, and "Exchange Agents" shall mean, collectively, the Domestic Exchange Agent and the Foreign Exchange Agent.

          "Exchange Agents Agreement" means the Exchange Agents Agreement entered into pursuant to the provisions of Section 205 hereof, as the same may be supplemented and amended from time to time.

          "Exchange Property" means initially the aggregate of the 2,823,089 shares of Chevron Common Stock delivered to the Domestic Exchange Agent by the Company and the 1,427,911 shares of Chevron Common Stock delivered to the Foreign Exchange Agent or its agent by the Company, in each case pursuant to the Exchange Agreement simultaneously with the execution and delivery of this Second Supplemental Indenture, and thereafter means the securities, cash and other property, if any, which at the time are deliverable upon surrender of the Debentures for exchange in accordance with Article Two of this Second Supplemental Indenture.

          "Foreign Exchange Agent" means the London office of Chemical Bank, Foreign Exchange Agent under the Exchange Agents Agreement, until a successor Foreign Exchange Agent shall have become such pursuant to the provisions of
Section 16 of the Exchange Agents Agreement, and thereafter "Foreign Exchange Agent" shall mean such successor Foreign Exchange Agent thereunder and from time to time any subsequent successor pursuant to such provisions.

          "Market Price" means, when used with respect to any security as of any date, (i) if such security is not then listed or admitted to trading on any national securities exchange registered under the Securities Exchange Act of 1934, the average of the high bid and low asked prices in the over-the-counter market on such date as reported by the National Association of Securities Dealers Automated Quotation System or (ii) if such security is then listed or admitted to trading on any such national securities exchange, the last reported sales price regular way on such date or, in case no such reported sale takes place on such date, the average of the reported closing bid and asked prices regular way on such date, in each case on the principal national securities exchange on which such security is then listed or admitted to trading, or (iii) if such prices are not available on such date, the market value of such security on such date determined in such manner as shall be satisfactory to the Exchange Agents, which shall be entitled to rely for such purposes on the advice of any firm of investment bankers or security dealers having familiarity with such security. "Market Price" means, when used with respect to any property (other than any security) as of any date, the market value of such property on such date determined in such manner as shall be satisfactory to the Exchange Agents, which shall be entitled to rely for such purposes on the advice of any firm of investment bankers having familiarity with such property.

          "United States Alien" means any person who, for United States federal income tax purposes, is as to the United States (i) a foreign corporation, (ii) a foreign partnership one or more of the members of which is, as to the United States, a foreign corporation, a nonresident alien individual or a nonresident alien fiduciary of a foreign estate or trust, (iii) a nonresident alien individual or (iv) a nonresident alien fiduciary of a foreign estate or trust.


                                 ARTICLE THREE

          301. Acceptance of Trust.

          The Trustee accepts the trust hereby created and agrees to perform the same upon the terms and conditions herein and in the Indenture set forth.

          302. Trustee Not Responsible for Validity, Due Execution or
Recitals.

          The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture or the due execution thereof by the Company or for or in respect of the recitals herein contained, all such recitals being made by the Company solely.

          303. Counterparts.

          This Second Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all of which together shall constitute but one and the same instrument.

          IN WITNESS WHEREOF, PENNZOIL COMPANY, party hereto of the first part, has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by a Group Vice President, for and on its behalf, in the City of New York, New York and TEXAS COMMERCE BANK NATIONAL ASSOCIATION, party hereto of the second part, has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by a Vice President, for and on its behalf, in the City of New York, all as of the 12th day of October, 1993.


                              PENNZOIL COMPANY


{Corporate Seal}

                              By /s/ DAVID P. ALDERSON, II
                                     David P. Alderson, II
                                     Group Vice President - Finance
                                     and Treasurer


                              TEXAS COMMERCE BANK NATIONAL
                               ASSOCIATION, As Trustee


{Corporate Seal}

                              By /s/ SUSAN L. NEEDHAM
                                     Susan L. Needham
                                     Vice President and Trust Officer

STATE OF NEW YORK  )
                   )
COUNTY OF NEW YORK )


          BEFORE ME, the undersigned authority, a Notary Public, on this day personally appeared David P. Alderson, II, Group Vice President of Pennzoil Company, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes therein expressed, in the capacity therein set forth and as the act and deed of said association.

          GIVEN UNDER MY HAND AND SEAL of office, this the 12th day of October, 1993.


                              /s/ JUDITH B. SPENCER
                              Notary Public
                              State of Texas
{NOTARIAL SEAL}               Commission Expires April 10, 1997



STATE OF NEW YORK  )
                   )
COUNTY OF NEW YORK )


          BEFORE ME, the undersigned authority, a Notary Public, on this day personally appeared Susan L. Needham, Vice President of Texas Commerce Bank National Association, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes therein expressed, in the capacity therein set forth and as the act and deed of said association.

          GIVEN UNDER MY HAND AND SEAL of office, this the 12th day of October, 1993.


                              /s/ PATRICIA DELLA PERUTA
                              Notary Public
                              State of New York
{NOTARIAL SEAL}               No. 4970039
                              Qualified in Richmond County
                              Certificate Filed in New York County
                              Commission Expires July 30, 1994